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                                                                    EXHIBIT 10.8

                        THE SANDWICH CO-OPERATIVE BANK
                           MANAGEMENT INCENTIVE PLAN
                           -------------------------


                                   PREAMBLE

     The purpose of this Management Incentive Plan is to advance the interests of the Bank and its Affiliates through providing select key Employees with the opportunity to acquire Units having a cash redemption value derived from the Book Value of the Bank's Shares. By encouraging and granting such equity-related interests, the Bank seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key Employees to promote the success of the Bank and its Affiliates.

                                   ARTICLE I
                                  Definitions
                                  -----------

     "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Agreement" means a written agreement granting an MIP Award, and containing such provisions as may be approved by the Committee. Each such Agreement shall constitute a binding contract between the Bank and the Participant, and each Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each Agreement shall be in accordance with the Plan, but each Agreement may include additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. The Chairman of the Committee and such other directors or officers as shall be designated by the Committee may execute Agreements on behalf of the Bank and cause them to be delivered to Participants.

     "Bank" means The Sandwich Co-operative Bank.

     "Beneficiary" means the personal representative(s) of a deceased Participant's estate or the person or persons to whom his or her rights have passed by will or by the laws of descent and distribution.

     "Board" means the Board of Directors of the Bank.

     "Book Value" shall be determined by the Committee in accordance with generally accepted accounting principles consistently applied. Notwithstanding the foregoing, the Committee shall have the discretion, with respect to any extraordinary corporate transaction or change in generally accepted accounting

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principles occurring after the Effective Date, to make no allowance, or a partial allowance, for changes attributable to or arising from such transaction or change.

     "Change in Control" has the meaning set forth in Paragraph 2(f) of The Sandwich Co-operative Bank 1994 Stock Option and Incentive Plan, as said Paragraph may be amended from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended (the "Code").

     "Committee" means the committee appointed pursuant to Article III hereof.

     "Director" means a member of the Board.

     "Effective Date" means January 1, 1994.

     "Employee" means any person employed by the Bank, or an Affiliate of the Bank.

     "MIP Award" means an award granted pursuant to Article III hereof.

     "Participant" means a key Employee who is granted an MIP Award.

     "Plan" means The Sandwich Co-operative Bank Management Incentive Plan.

     "Rule 16b-311 means Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     "Shares" mean shares of common stock, par value $1.00 per share, of the Bank.

     "Unit" means a unit that may be awarded pursuant to an MIP Award.


                                  ARTICLE II
                      Effective Date and Term of the Plan
                      -----------------------------------

     The Plan shall become effective on the Effective Date, and shall continue in effect for six years from the Effective Date, unless sooner terminated pursuant to Paragraph VIII hereof. No MIP Award shall be granted under the Plan after six years from the Effective Date.


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                                  ARTICLE III
                              Plan Administration
                              -------------------

     The Plan shall be administered by the Committee, which shall consist of not less than three (3) non-Employee Directors who are appointed by the Board, and who have not been granted an MIP Award within the 12-month period preceding their appointment to the Committee. All persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those Directors who are "disinterested persons" within the meaning of Rule 16b-3.

     The Committee shall have discretionary authority (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of MIP Awards to be issued in the form of Agreements under the Plan, and to make other deter minations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

     All decisions, determinations and interpretations made by the Committee in accordance with the Plan shall be final and conclusive on all persons affected thereby. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Bank in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Agreement to the full extent provided for under the Bank's governing instruments and applicable law.

                                  ARTICLE IV
                                  MIP Awards
                                  ----------

     Subject to the terms of the Plan, the Committee may, but shall not be obligated to, from time to time grant MIP Awards to key Employees. Any MIP Awards that the Committee may grant to key Employees shall be subject to the following terms and conditions, and to such other terms and conditions as are prescribed by the Committee in the applicable Agreement.

     (a) Nature of MIP Awards. Each MIP Award shall be made in the form of a designated number of Units that shall be redeemed by the Bank, in exchange for cash, at such times and under such conditions as shall be permissible under the terms of the Plan and of the Agreement provided to the Participant.

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     (b) Aggregate Limit. Except as otherwise required by the provisions of
Paragraph (f) hereof, the aggregate number of Units that may be subject to MIP Awards shall be 90,000 Units. If Units subject to an MIP Award should expire or be forfeited for any reason without having been redeemed, said Units shall, unless the Plan shall have been terminated, be available for the grant of additional MIP Awards under the Plan.

     (c) Vesting. The Committee may, in its discretion, impose vesting conditions on a Participant's right to receive cash upon the redemption of Units, including, but not limited to, requirements of continuous employment for a specified term, or the attainment of specific corporate, divisional or individual performance standards or goals, which conditions may differ with respect to each Participant. The Agreement shall provide for forfeiture of the right to redeem Units if the specified conditions are not met during the specified vesting period.

     (d) Redemption of Units. In each Agreement effecting an MIP Award, the Committee shall identify a future date or dates of redemption for the Units subject to the MIP Award, with said date or dates of redemption being either (I) fixed by reference to a specific date or dates at least six months after the date of the MIP Award, or (ii) a date or dates incident to the employee's termination of employment for any reason, or for particular reasons such as death or retirement at or after a specified age, or (iii) the earlier or later to occur of a combination of dates described in (I) or (ii) hereof. Within 10 business days following each redemption date, the Bank shall pay to the Participant, without payment of any consideration to the Bank, an amount in cash equal to the excess of --

     (x) the Book Value, on the date of redemption, of a number of Shares equal to the number of Units which are being redeemed and as to which the Participant has a vested interest, over

     (y)  the Book Value of such Units on the date of the MIP Award.

     The amount payable to the Participant hereunder shall be subject to reduction for applicable federal withholding taxes.

     (e) Term of MIP Awards; Effect of Termination of Employment. Unless the Committee provides f or a shorter term pursuant to an Agreement, a Participant's MIP Award shall automatically expire, and thereupon cease to be subject to future redemption, on the earlier to occur of (I) the close of the 6th year following the date of the MIP Award, and (ii) the date on which the Participant's

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employment terminates. Notwithstanding the foregoing, if a Participant's employment terminates by reason of his death, disability, or retirement at or after age 60, then, to the extent that the Participant had earned a vested interest in his MIP Award immediately prior to such death, disability, or retirement, as the case may be, any outstanding Units subject to the Participant's MIP Award shall be redeemed for cash, with such payment being made as soon as administratively practicable. For purposes hereof, the date of an MIP Award to a Participant shall be the date on which the Committee provides the Participant with an executed Agreement effecting the MIP Award.

     (f) Effect of Changes in Common Stock Subject to the Plan. The number of Units reserved for award under the Plan, and the number of Units subject to outstanding MIP Awards, shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Bank which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number of Shares is changed without the receipt or payment of consideration by the Bank.

     Subject to Paragraph (g) hereof, in the event of (I) the liquidation or dissolution of the Bank, (ii) a merger or consolidation in which the Bank is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Bank's assets (any of the foregoing to be referred to herein as a "Transaction") , all outstanding Units shall be redeemed in exchange for cash in an amount determined in accordance with Paragraph (d) hereof.

     (g) Effect of a Change in Control. Notwithstanding the provisions of any MIP Award that provides for its vesting in installments or over a future period, all outstanding Units shall become fully vested upon a Change in Control, and shall thereupon be redeemed in exchange f or a cash payment by the Bank in an amount determined in accordance with Paragraph (d) hereof.


                                   ARTICLE V
                              Source of Payments
                              ------------------

     The Bank's obligation to make cash payments pursuant to the Plan shall constitute an unfunded, unsecured promise by the Bank to provide such payments, as and to the extent such payments become due. Payments shall be made from the general assets of the Bank, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Bank).

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                                  ARTICLE VI
                                  Assignment
                                  ----------

     Except as otherwise is provided by this Plan, it is agreed that neither the Participant nor his Beneficiary nor any other person or persons shall have any right to sell, assign, transfer, encumber and pledge or otherwise convey any MIP Award, which MIP Awards are expressly declared to be nonassignable and nontransferable.


                                  ARTICLE VII
                           No Retention of Services
                           ------------------------

     This Plan shall not be deemed to constitute a contract of employment between the Bank and any Participant, and no Employee or Participant shall have a right to be granted an MIP Award or, having received such a grant, the right to again be granted an MIP Award.


                                 ARTICLE VIII
               Amendment and Termination; modification of Awards
               -------------------------------------------------

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any rights of the Participant under the Plan.

     At any time, and from time to time, the Board may authorize the Committee to direct execution of an instrument providing for the modification of any outstanding MIP Award, provided that no such modification shall confer on the holder of said MIP Award any right or benefit which could not be conferred on him by the grant of a new MIP Award at such time, or impair an MIP Award without the consent of the holder of the MIP Award.


                                  ARTICLE IX
                                   State Law
                                   ---------

     This Plan shall be construed and governed in all respects under and by the laws of the Commonwealth of Massachusetts, to the extent not preempted by federal law. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   ARTICLE X
                                   Headings
                                   --------

     Heading and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan.

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